Exhibit 99.(1)(d)(d)

CERTIFICATE OF CORRECTION

to

ARTICLES SUPPLEMENTARY

Strategic Partners Mutual Funds, Inc.

Strategic Partners Mutual Funds, Inc., a Maryland corporation (the “Corporation”), having its principal office in Maryland in Baltimore City, hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST:  On September 16, 2004 the Corporation filed with the Department Articles Supplementary dated September 10, 2004 (the “Articles Supplementary”) to the charter of the Corporation, and the Articles Supplementary require correction as permitted by Section 1-207 of the Corporations and Associations Article of the Annotated Code of Maryland.

SECOND:  (A)  Article SECOND of the Articles Supplementary, as previously filed and to be corrected hereby, reads as follows:

The Board of Directors of the Corporation has duly re-classified all of the shares of capital stock of the Corporation as provided in Article THIRD(b) herein.

(B) Article SECOND of the Articles Supplementary, as corrected hereby, shall read as follows:

The Board of Directors of the Corporation has duly re-classified all of the shares of capital stock of the Corporation, and redesignated certain classes of the capital stock of the Corporation, as provided in Article THIRD(b) herein.

THIRD:  (A)  Article THIRD(c) of the Articles Supplementary, as previously filed and to be corrected hereby, reads as follows:

Each Fund shall have seven classes of shares, designated as Class A, Class B, Class C, Class L, Class M, Class X and New Class X respectively, except that the Strategic Partners Money Market Fund shall have only six classes of shares, designated as Class C, Class D, Class L, Class M, Class X and New Class X.  The number of authorized shares of each such class of a particular Fund shall consist at any time of the sum of (x) the outstanding shares of that class of that Fund and (y) one seventh (one sixth in case of the Strategic Partners Money Market Fund) of the authorized but unissued shares of all classes of that Fund; provided, however, that in the event the application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and provided, further, that at all times the aggregate number of authorized Class A, Class B, Class C, Class D, Class L, Class M, Class X and New Class

X shares of any Fund, as applicable, shall not exceed the authorized number of shares of the Fund.

(B)  Article THIRD(c) of the Articles Supplementary, as corrected hereby, shall read as follows:

All of the shares of Common Stock previously designated as Class A of each Fund are hereby re-designated as “Class L” of such Fund, with no changes to the rights of such shares.  All of the outstanding shares of Common Stock previously designated as Class B of each Fund are hereby re-designated as “Class M” of such Fund, with no changes to the rights of such outstanding shares.  In addition, the Corporation has classified two additional classes of its Common Stock for each of its Funds (except for the Strategic Partners Money Market Fund), which shall be designated as “Class A” and “Class B”.  Each Fund shall have seven classes of shares, designated as Class A, Class B, Class C, Class L, Class M, Class X and New Class X respectively, except that the Strategic Partners Money Market Fund shall have only six classes of shares, designated as Class C, Class D, Class L, Class M, Class X and New Class X.  The number of authorized shares of each such class of a particular Fund shall consist at any time of the sum of (x) the outstanding shares of that class of that Fund and (y) one seventh (one sixth in case of the Strategic Partners Money Market Fund) of the authorized but unissued shares of all classes of that Fund; provided, however, that in the event the application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and provided, further, that at all times the aggregate number of authorized Class A, Class B, Class C, Class D, Class L, Class M, Class X and New Class X shares of any Fund, as applicable, shall not exceed the authorized number of shares of the Fund.

FOURTH: (A) Article THIRD(g)(iii)(A) of the Articles Supplementary, as previously filed and to be corrected hereby, read as follows:

the seventh anniversary of the day on which Class B shares were purchased by a holder thereof, such shares (including that number of Class B shares purchased through the reinvestment of dividends or other distributions or capital gains paid on all Class B shares (“Class B Dividend Shares”) held by such holder multiplied by a fraction, the numerator of which is the number of Class B shares other than Class B Dividend Shares to be converted on the conversion date and the denominator of which is the aggregate number of Class B shares other than Class B Dividend Shares held by such holder) shall automatically convert to Class A shares of the same Fund on the basis of the respective net asset values of the Class B shares and the Class A shares of that Fund on the conversion date;

(B) Article THIRD(g)(iii)(A) of the Articles Supplementary, as corrected hereby, shall read as follows:

the seventh anniversary of the day on which Class B shares were purchased by a holder thereof, such shares (including all Class B shares acquired by such holder through the reinvestment of dividends or other distributions or capital gains on the converted Class B shares) shall automatically convert to Class A shares of the same Fund on the basis of the respective net asset values of the Class B shares and the Class A shares of that Fund on the conversion date;

FIFTH: (A) Article THIRD(g)(iii)(C) of the Articles Supplementary, as previously filed and to be corrected hereby, read as follows:

the tenth anniversary of the day on which Class X shares were purchased by a holder thereof, such shares (including that number of Class X shares purchased through the reinvestment of dividends or other distributions or capital gains paid on all Class X shares (“Class X Dividend Shares”) held by such holder multiplied by a fraction, the numerator of which is the number of Class X shares other than Class X Dividend Shares to be converted on the conversion date and the denominator of which is the aggregate number of Class X shares other than Class X Dividend Shares held by such holder) shall automatically convert to Class A shares of the same Fund on the basis of the respective net asset values of the Class X shares and the Class A shares of that Fund on the conversion date; and

(B) Article THIRD(g)(iii)(C) of the Articles Supplementary, as corrected hereby, shall read as follows:

the eighth anniversary of the day on which Class X shares were purchased by a holder thereof, such shares (including that number of Class X shares purchased through the reinvestment of dividends or other distributions or capital gains paid on all Class X shares (“Class X Dividend Shares”) held by such holder multiplied by a fraction, the numerator of which is the number of Class X shares other than Class X Dividend Shares to be converted on the conversion date and the denominator of which is the aggregate number of Class X shares other than Class X Dividend Shares held by such holder) shall automatically convert to Class A shares of the same Fund on the basis of the respective net asset values of the Class X shares and the Class A shares of that Fund on the conversion date; and

SIXTH: (A) Article THIRD(g)(iii)(D) of the Articles Supplementary, as previously filed and to be corrected hereby, read as follows:

on the tenth anniversary of the day on which New Class X shares were purchased by a holder thereof, such shares (including that number of New Class X shares purchased through the reinvestment of dividends or other distributions or capital gains paid on all New Class X shares (“New Class X Dividend Shares”) held by such holder multiplied by a fraction, the numerator of which is the number of New Class X shares other than New Class X Dividend Shares to be converted on the conversion date and the denominator of which is the aggregate number of New Class X shares other than New Class X Dividend Shares held by such holder) shall automatically convert to Class L shares of the same

Fund on the basis of the respective net asset values of the New Class X shares and the Class L shares of that Fund on the conversion date;

(B) Article THIRD(g)(iii)(D) of the Articles Supplementary, as corrected hereby, shall read as follows:

on the tenth anniversary of the day on which New Class X shares were purchased by a holder thereof, such shares (including that number of New Class X shares purchased through the reinvestment of dividends or other distributions or capital gains paid on all New Class X shares (“New Class X Dividend Shares”) held by such holder multiplied by a fraction, the numerator of which is the number of New Class X shares other than New Class X Dividend Shares to be converted on the conversion date and the denominator of which is the aggregate number of New Class X shares other than New Class X Dividend Shares held by such holder) shall automatically convert to Class A shares of the same Fund on the basis of the respective net asset values of the New Class X shares and the Class A shares of that Fund on the conversion date;

SEVENTH: (A)  Article FOURTH of the Articles Supplementary, as previously filed and to be corrected hereby, reads as follows:

The foregoing reclassification has been approved by a majority of the entire Board of Directors of the Corporation pursuant to authority vested in the Board of Directors of the Corporation pursuant to Article 2-105(c) of the Maryland General Corporation Law and Article SIXTH(b) of the Articles of Incorporation of the Corporation.

(B) Article FOURTH of the Articles Supplementary, as corrected hereby, shall read as follows:

The foregoing reclassification has been approved by a majority of the entire Board of Directors of the Corporation pursuant to authority vested in the Board of Directors of the Corporation pursuant to Article 2-105(c) of the Maryland General Corporation Law and Article SIXTH of the Articles of Incorporation of the Corporation.

EIGHTH:  The name of the only party to the document being corrected is Strategic Partners Mutual Funds, Inc.

IN WITNESS WHEREOF, Strategic Partners Mutual Funds, Inc.. has caused this Certificate of Correction to be signed in its name and on its behalf by its President and witnessed by its Secretary on March 31, 2005.

WITNESS:	Strategic Partners Mutual Funds, Inc. By:

/s/ Deborah A. Docs	By:	/s/ Robert F. Gunia
Deborah A. Docs, Secretary		Robert F. Gunia, Vice President

THE UNDERSIGNED, President of Strategic Partners Mutual Funds, Inc.., with respect to the foregoing Certificate of Correction of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Certificate of Correction to be the act of the Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.

/s/ Robert F. Gunia
Robert F. Gunia, Vice President